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Ocwen Financial Corporation                                           Exhibit 99
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
NYSE symbol: OCN
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NEWS RELEASE:   IMMEDIATE                                            May 6, 1998

OCWEN FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS
West Palm Beach, FL - Ocwen Financial Corporation (NYSE: OCN) ("Ocwen" or the "Company") reported net income of $22.3 million in the first quarter of 1998, 31% higher than the first quarter of 1997. Diluted earnings per share for the quarter were $0.36 versus $0.31 for the same period a year ago. Returns on average assets and average equity were 2.88% and 20.75%, respectively, for the first quarter of 1998 compared with 2.61% and 32.05%, respectively, for the first quarter of 1997. The decrease in the return on average equity reflects the strengthening of the Company's equity to assets ratio resulting from the capital raised in 1997.

William C. Erbey, Chairman and Chief Executive Officer, said, "We are pleased with the first quarter results. Net income for the first quarter of 1998 of $22.3 million was the highest ever reported by Ocwen for a first quarter, reflecting solid performance from our major business lines."

FIRST QUARTER RESULTS AT A GLANCE                         First Quarter
-----------------------------------------------  -------------------------------
In thousands of dollars, except per share data       1998               1997
-----------------------------------------------  -------------     -------------
Revenues ...................................     $     62,591      $     53,086
Provision for loan losses ..................           (2,254)           (9,742)
Expenses ...................................          (37,451)          (22,697)
Income tax expense .........................             (573)           (3,606)
Minority interest ..........................               33                --
Net income .................................           22,346            17,041
Earnings per share:
   Basic ...................................             0.37              0.32
   Diluted .................................             0.36              0.31
Weighted average shares outstanding:
   Basic ...................................       60,708,735        53,599,006
   Diluted .................................       61,542,122        54,146,732

--------------------------------------------------------------------------------
ALL REFERENCES BELOW REGARDING CHANGES ARE BASED ON COMPARISONS TO THE SAME PERIOD A YEAR AGO.

Revenues rose $9.5 million or 18% in the first quarter of 1998 from a year ago.

o Net interest income before provision for loan losses decreased $178,000 or 1% to $17.2 million in the first quarter of 1998. The decrease in net interest income during the first quarter of 1998 was largely due to a net $4.0 million charge related to the securities available for sale portfolio during the first quarter of 1998 due to declining interest rates and the resulting increase in prepayment speeds offset by a $473.9 million increase in average interest-earning assets.

o Non-interest income increased $24.1 million or 113% to $45.4 million in the first quarter of 1998. This increase is due primarily to a $12.0 million increase in gains on sales of interest earning assets, a $4.7 million gain included in other income recognized in connection with the sale of investments in low-income housing tax credit interests and a $4.5 million increase in servicing fees and other charges. The increase in servicing fees reflects a significant increase in loans serviced for others, from $5.51 billion at December 31, 1997 to $6.57 billion at March 31, 1998, primarily as a result of securitizations of single family residential discount loans and subprime loans held by the Company, and the acquisition of rights to service single family residential discount loans. OCN has also placed increased emphasis on entering into Special Servicing arrangements whereby the Company services loans that become greater than 60 days past due and receives additional fees to the extent certain loss mitigation parameters are achieved. Through April 30, 1998, the Company has been designated as a special servicer for pools of loans totaling approximately $3.5 billion in unpaid principal balance.

o On December 12, 1997, BCBF LLC (the "LLC"), a joint venture between the Company and BlackRock Finance L.P., distributed all of its remaining assets. Equity in earnings of the Company's investment in joint ventures amounted to $0 as compared to $14.4 million in the first quarter of 1997.

Provision for loan losses decreased by $7.5 million primarily as a result of a reduction in reserves for discount loans. This reflects a decline in the discount loan portfolio resulting from the securitization of single-family residential discount loans during the first quarter of 1998.

Expenses rose $14.8 million or 65% in the first quarter of 1998.

o Compensation and employee benefits increased $6.6 million or 44% primarily due to an 82% increase in the average number of employees from 629 to 1,147.

o     Occupancy and equipment expense increased $3.6 million or 128%.

o Distributions on capital securities amounted to $3.4 million as compared to $0 in 1997.

RECENT DEVELOPMENTS

On January 30, 1998, the Company was assigned the special servicing rights to a pool of 6,309 subprime mortgage loans underlying a subordinate security acquired by Ocwen Asset Investment Corp. (NYSE:OAC), a publicly held real estate investment trust managed by Ocwen Capital Corporation ("OCC"), a wholly owned subsidiary of Ocwen. The Company, through its wholly owned subsidiary Ocwen Federal Bank FSB (the "Bank"), will become the special servicer of any loans which are 60 days or more delinquent.

On March 13, 1998, DTS Communications, Inc. ("DTS"), a wholly-owned real estate technology subsidiary of Ocwen, was honored from over 100 nominees as the recipient of this year's Inman Innovator Award for "Software Applications that help the Real Estate Industry be more efficient and speed up the Real Estate Transaction Process." DTS has developed technology tools to automate real estate transactions over the Internet. DTS Data Trak (TM) software allows real estate professionals access to ancillary services necessary to close a real estate transaction or loan. DTS has been recognized by Microsoft Corporation for its Microsoft(R) component-based architecture to facilitate electronic data interchange. DTS continues to attract top tier mortgage origination, loss mitigation, mortgage servicing and real estate brokerage firms seeking to reduce the time necessary to order, track and process services used to close real estate transactions. It is anticipated that five of the top mortgage originators will be on-line by the end of the fourth quarter.

On March 17, 1998, pursuant to a definitive agreement executed by OAC with a Wall Street firm related to OAC's acquisition of a subordinate security, the Bank was designated the special servicer for the nonperforming securitized loans underlying the subordinate security.

On March 18, 1998, the Company completed the securitization of 1,439 subprime single family residential mortgage loans with an aggregate unpaid principal balance of $161.4 million. The Company recorded total gains of $7.9 million on
the  sale  of  the  senior  classes  of  securities  in  connection   with  this
transaction. The Company continues to service the loans for a fee and has retained an interest in the related subordinate security.

On March 25, 1998, Standard & Poor's raised its counterparty rating on Ocwen to "BB-" from "B+". Standard & Poor's also raised the counterparty rating on the Bank to "BB+" from "BB". The "B-" trust preferred rating of Ocwen Capital Trust I, a subsidiary of Ocwen, was affirmed.

On March 26, 1998, the Company, as part of a larger transaction involving the Company, BlackRock Capital Finance L.P. ("BlackRock") and Union Bank of Switzerland ("UBS"), completed the securitization of 3,777 discount single family residential mortgage loans with an aggregate unpaid principal balance of $227.5 million. The Company recorded total gains of $16.7 million on the sale of the senior classes of securities in connection with this transaction. The Company continues to service the loans for a fee and has retained an interest in the related subordinated securities.

On March 31, 1998, the Company completed the sale of its investment in two low-income housing tax credit projects and realized a gain of $4.7 million on proceeds of $21.9 million.

On March 31, 1998, the Company purchased 7,518 additional shares of common stock of Ocwen Financial Services, Inc. ("OFS") for $40.0 million, increasing its ownership from 93.7% to 97.8%.

On April 28, 1998, the Company and OAC announced the joint closing of the transaction previously agreed to by the Company for the acquisition of substantially all of the assets, and certain liabilities, of the United Kingdom operations of Cityscape Financial Corp. As consummated, the Company acquired Cityscape's mortgage loan portfolio and mortgage loan origination and servicing businesses for (pound)249.6 million ($415.9 million) and assumed (pound)7.2 million ($12.0 million) of Cityscape's liabilities. OAC acquired Cityscape's securitized mortgage loan residuals for (pound)33.7 million ($56.2 million). The amount paid by the Company is subject to adjustment to account for the actual balances on the closing date of the mortgage loan portfolio and the assumed liabilities. In addition, the Company and OAC entered into an agreement for the Bank to service the securitized mortgage loan residuals purchased by OAC in the transaction.

For the period January 1, 1998 through May 1, 1998, the Company purchased discount loans with a total unpaid principal balance of approximately $432.4 million. Combined purchases and originations of subprime single family loans for the same period amounted to approximately $964.5 million of unpaid principal balance, including $411.1 million purchased in connection with the acquisition of the United Kingdom operations of Cityscape Financial Corp.

THE REMAINDER OF THIS RELEASE CONTAINS INFORMATION ON SPECIFIC AREAS OF RESULTS,
A  FINANCIAL  SUMMARY,   AND  THE  INTERIM  UNAUDITED   CONSOLIDATED   FINANCIAL
STATEMENTS.

REVENUES

NET INTEREST INCOME

Interest income of $58.0 million for the first quarter of 1998 increased by $3.5 million or 6% over that of the first quarter of 1997. This increase is the result of a $473.9 million increase in average interest-earning assets, offset by a $4.0 million charge net of reserves taken against the securities available for sale portfolio during the first quarter of 1998, resulting in a 127 basis point decrease in the average yield earned. Of the $473.9 million net increase in average interest-earning assets, $260.9 million and $220.7 million related to discount loans and loans available for sale, respectively. The average yield on interest-earning assets was 8.79% and 10.06% in the first quarter of 1998 and 1997, respectively.

Interest expense of $40.9 million for the first quarter of 1998 increased by $3.7 million or 10% over the comparable period in the prior year as a result of a $200.0 million or 9% net increase in the average balance of interest-bearing liabilities. Of the $200.0 million net increase in the average balance of interest-bearing liabilities, $281.2 million and $93.7 million related to increases in borrowings under lines of credit and securities sold under agreements to repurchase, respectively, offset by a $173.0 million decline in certificates of deposit. The average rate paid on interest-bearing liabilities was 6.64% and 6.58% in the first quarter of 1998 and 1997, respectively.

As a result of the above, net interest income before provision for loan losses of $17.2 million for the first quarter of 1998 decreased by $178,000 or 1% from the first quarter of 1997 and the net interest margin for the first quarter of 1998 decreased to 2.60% from 3.20% for the first quarter of 1997.

EQUITY IN EARNINGS OF INVESTMENT IN JOINT VENTURE

On December 12, 1997, the LLC distributed all its remaining assets to its partners. As a result, no equity in earnings of investment in joint ventures was recorded during the first quarter of 1998. During the first quarter of 1997, the Company recorded $14.4 million of income related to its investment in joint ventures. The Company's pro rata share of the income from the joint ventures in the first quarter of 1997 consisted primarily of $1.7 million of net interest income, a $9.2 million net gain related to the securitization of single-family residential loans in the first quarter and the recapture of $2.5 million of valuation allowances established in 1996 by the Company on its equity investment in joint ventures as a result of the resolution and securitization of loans.

NON-INTEREST INCOME

Non-interest income of $45.4 million for the first quarter of 1998 increased by $24.1 million from that of the first quarter of 1997 primarily due to a $12.0 million or 71% increase in gains on sales of interest-earning assets, a $4.5 million or 87% increase in servicing fees and other charges, and a $4.7 million gain recognized in connection with the sale of investments in low-income housing tax credit interests and $829,000 in management fees received from OAC included in other income. Gains on sales of interest-earning assets for the first quarter of 1998 of $28.7 million were primarily comprised of a $7.9 million gain recognized in connection with the securitization of 1,439 subprime single-family residential mortgage loans with an aggregate unpaid principal balance of $161.4 million, a $16.7 million gain recognized in connection with the securitization of 3,777 discount single family residential mortgage loans with an aggregate unpaid principal balance of $227.5 million, a $2.0 million gain recognized on the sale of $12.9 million in unpaid principal balance of small commercial discount loans, and a $2.3 million gain recognized on the sale of certain REMIC residual securities.

The increase in servicing fees and other charges reflects an increase in loan servicing and related fees as a result of an increase in loans serviced for others. The unpaid principal balance of loans serviced for others averaged $6.12 billion and $2.04 billion during the first quarter of 1998 and 1997, respectively, an increase of 200%. At March 31, 1998 Ocwen serviced 79,677 loans for third parties totaling $6.57 billion.

PROVISION FOR LOAN LOSSES

The Company's provision for loan losses decreased by $7.5 million to $2.3 million primarily as a result of a reduction in reserves for discount loans. This reflects a decline in the discount loan portfolio resulting from the securitization of single-family residential discount loans during the first quarter of 1998. At March 31, 1998, Ocwen had allowances for losses of $19.5 million and $4.0 million on its discount loan and loan portfolios, respectively, which amounted to 1.66% and 1.43% of the respective balances. The Company maintained reserves of 1.64% and 1.39% on its discount loans and loan portfolios, respectively, at December 31, 1997.

EXPENSES

NON-INTEREST EXPENSE

Non-interest expense of $34.1 million for the first quarter of 1998 increased by $11.4 million or 50% as compared to the same period for 1997. Compensation and employee benefits increased by $6.6 million as the average number of employees increased to 1,147 from 629. Occupancy and equipment expense increased $3.6 million primarily due to an increase in data processing costs, general office equipment expenses and rent expense, all largely attributable to an increase in leased corporate and loan production office space and the increase in the number of employees discussed above.

DISTRIBUTIONS  ON  COMPANY-OBLIGATED,   MANDATORILY   REDEEMABLE  SECURITIES  OF
SUBSIDIARY TRUST HOLDING SOLELY JUNIOR SUBORDINATED DEBENTURES OF THE COMPANY

In August 1997, Ocwen Capital Trust I, a wholly-owned subsidiary of Ocwen, issued $125.0 million of 10 7/8% Capital Securities. Distributions on the Capital Securities accrue from the date of original issuance and are payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 1998, at an annual rate of 10 7/8% of the liquidation amount of $1,000 per capital security. Distributions accrued amounted to $3.4 million and $0 during the three months ended March 31, 1998 and 1997, respectively.

INCOME TAXES

Income tax expense amounted to $573,000 and $3.6 million during the first quarter of 1998 and 1997, respectively. The Company's income tax expense is reported net of tax credits of $4.7 million and $3.6 million for the first quarter of 1998 and 1997, respectively, resulting from investments in low-income housing tax credit interests. Exclusive of such amounts, the Company's effective tax rate amounted to 23.0% and 34.7% during the first quarter of 1998 and 1997, respectively. The decline in the effective tax rate is primarily the result of the utilization of $8.6 million net operating loss carryforwards by Investor Mortgage Insurance Holding Company ("IMI"), a wholly-owned subsidiary of Ocwen. IMI had at March 31, 1998 net operating loss carryforwards of $1.1 million which can only be used to offset future taxable income of IMI.

ASSETS AND LIABILITIES

At March 31, 1998, the Company had $3.42 billion of total assets as compared to $3.07 billion at December 31, 1997, an increase of $352.0 million or 11%. Ocwen acquired discount loans with a combined total unpaid principal balance of approximately $87.9 million during the three months ended March 31, 1998 (which amount was $432.4 million as of May 1, 1998), as compared to $442.9 million during the three months ended March 31, 1997. In addition, Ocwen purchased and originated single family residential loans to subprime borrowers with a total unpaid principal balance of approximately $479.8 million during the first quarter of 1998, including $292.8 million purchased from the U.S. operations of Cityscape Financial Corp. At March 31, 1998, the Company had $2.85 billion of total liabilities as compared to $2.52 billion at December 31, 1997. The increase in total liabilities is due largely to obligations outstanding under lines of credit (obtained to finance the acquisition and origination of single family residential subprime loans), which increased $323.4 million to $441.7 million at March 31, 1998 from $118.3 million at December 31, 1997.

CAPITAL

Stockholders' equity increased $27.6 million or 7% during the three months ended March 31, 1998 from $419.7 million at December 31, 1997 to $447.3 million at March 31, 1998 primarily attributable to net income of $22.3 million and a $5.2 million decrease in net unrealized losses on securities available for sale. At March 31, 1998, stockholders' equity included $145,000 of net unrealized gains on securities available for sale, compared with $5.0 million of net unrealized losses on securities available for sale at December 31, 1997.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT, AND CERTAIN STATEMENTS CONTAINED IN FUTURE FILINGS BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, IN THE COMPANY'S PRESS RELEASES OR IN THE COMPANY'S OTHER PUBLIC OR SHAREHOLDER COMMUNICATIONS, MAY NOT BE BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. FORWARD-LOOKING STATEMENTS WHICH ARE BASED ON VARIOUS ASSUMPTIONS (SOME OF WHICH ARE BEYOND THE COMPANY'S CONTROL), MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD OR PERIODS, OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY," "WILL," "COULD," "BELIEVE," "EXPECT," "ANTICIPATE," "CONTINUE," "INTENDS," "PLANS," "PRESENTS," OR SIMILAR TERMS OR VARIATIONS ON THOSE TERMS, OR BY THE USE OF THE NEGATIVE OF SUCH TERMINOLOGY. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATED TO THE ECONOMIC ENVIRONMENT, PARTICULARLY IN THE MARKET AREAS IN WHICH THE COMPANY OPERATES, COMPETITIVE PRODUCTS AND PRICING, THE GROWTH OR DECLINE OF, AND THE AVAILABILITY OF PRODUCT TO PURCHASE IN, THE DISCOUNT LOAN INDUSTRY, FISCAL AND MONETARY POLICIES OF THE U.S. OR U.K. GOVERNMENTS, CHANGES IN GOVERNMENT REGULATIONS AFFECTING FINANCIAL INSTITUTIONS AND REAL ESTATE INVESTMENT TRUSTS, INCLUDING REGULATORY FEES, CAPITAL REQUIREMENTS AND TAXATION, CHANGES IN PREVAILING INTEREST AND CURRENCY EXCHANGE RATES, ACQUISITIONS AND THE INTEGRATION OF ACQUIRED BUSINESSES,
SOFTWARE INTEGRATION, DEVELOPMENT AND LICENSING, CREDIT INTEREST RATE AND OPERATIONAL RISK MANAGEMENT, ASSET/LIABILITY MANAGEMENT, RECOGNITION AND EXISTENCE OF CURRENT AND FUTURE RESERVES, THE FINANCIAL AND SECURITIES MARKETS AND THE AVAILABILITY OF AND COSTS ASSOCIATED WITH SOURCES OF LIQUIDITY. THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS WHICH MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.

ATTACHED ARE THE FINANCIAL SUMMARY, THE AVERAGE BALANCE AND RATE ANALYSIS TABLES AND THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS.

OCWEN FINANCIAL CORPORATION                                  At of for the Three Months
FINANCIAL SUMMARY                                                  ended March 31,                   %
(DOLLARS IN THOUSANDS, EXPECT SHARE DATA)                    --------------------------          Increase/
                                                                 1998          1997              (Decrease)
                                                             -----------    -----------          ----------
OPERATIONS DATA:
Interest income ..........................................   $    58,041    $    54,527               6%
Interest expense .........................................        40,856         37,164              10
                                                             -----------    -----------
Net interest income ......................................        17,185         17,363              (1)
Provision for loan losses ................................         2,254          9,742             (77)
                                                             -----------    -----------
   Net interest income after provision for loan losses ...        14,931          7,621              96
                                                             -----------    -----------
Servicing fees and other charges .........................         9,772          5,236              87
Gain on sale of interest-earning, net ....................        28,737         16,778              71
Other non-interest income ................................         6,897           (663)          1,140
                                                             -----------    -----------
   Total non-interest income .............................        45,406         21,351             113
                                                             -----------    -----------
Compensation and employee benefits .......................        21,482         14,923              44
Other non-interest expense ...............................        12,571          7,774              62
                                                             -----------    -----------
   Total non-interest expense ............................        34,053         22,697              50
                                                             -----------    -----------
Distributions on Company-obligated, mandatorily redeemable
   securities of subsidiary trust holding solely junior
   subordinated debentures of the Company ................         3,398             --              --
Equity in earnings of investment in joint ventures .......            --         14,372            (100)
                                                             -----------    -----------
   Income before income taxes ............................        22,886         20,647              11
Income tax expense .......................................           573          3,606             (84)
Minority interest ........................................            33             --              --
                                                             -----------    -----------
   Net income ............................................   $    22,346    $    17,041              31
                                                             ===========    ===========

Earnings per share:
   Basic .................................................   $      0.37    $      0.32              16
   Diluted ...............................................   $      0.36    $      0.31              16

KEY RATIOS:
Net interest spread ......................................          2.15%          3.48%            (38)%
Net interest margin ......................................          2.60%          3.20             (19)
Annualized Return on Average:
   Assets (1) ............................................          2.88           2.61              10
   Equity ................................................         20.75          32.05             (35)
Efficiency Ratio (2) .....................................         54.41          42.76              27

AVERAGE BALANCES:
Securities available for sale ............................   $   527,058    $   338,956              55%
Loan portfolio ...........................................       281,215        423,135             (34)
Discount loan portfolio ..................................     1,379,110      1,118,233              23
Total interest-earning assets ............................     2,641,517      2,167,601              22
Total assets .............................................     3,106,489      2,607,854              19

Deposits .................................................     1,825,615      1,991,339              (8)
Total interest-bearing liabilities .......................     2,459,400      2,259,367               9
Total liabilities ........................................     2,675,808      2,395,148              12
Total stockholders' equity ...............................       430,681        212,706             102

--------------------------
(1) Includes the Company's pro rata share of average assets held by the joint venture for the three months ended March 31, 1997.
(2) Before provision for loan losses, and including equity in earnings of investment in joint venture for the three months ended March 31, 1997.

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE/RATE ANALYSIS

                                                                 Three months ended March 31,
                                       ---------------------------------------------------------------------------------
                                                        1998                                      1997
                                       -------------------------------------     ---------------------------------------
                                        Average                    Annualized     Average                    Annualized
                                        Balance       Interest     Yield/Rate     Balance       Interest     Yield/Rate
                                       ----------    ----------   -----------    ----------    ----------    -----------
AVERAGE ASSETS:                                                      (Dollars in thousands)
Federal funds sold and repurchase
  agreements......................     $   79,885    $    1,032          5.17%   $  132,337    $    1,658        5.01%
Securities available for trading..             --            --            --        13,179           248        7.53
Securities available for sale.....        527,058         3,962          3.01       338,956         8,173        9.64
Loans available for sale .........        339,394         9,503         11.20       118,729         2,851        9.61
Investment securities and other...         34,855           485          5.57        23,032           681       11.83
Loan portfolio....................        281,215         6,262          8.91       423,135        10,692       10.11
Discount loan portfolio...........      1,379,110        36,797         10.67     1,118,233        30,224       10.81
                                       ----------    ----------                  ----------    ----------
Total interest-earning assets,
  interest income ................      2,641,517        58,041          8.79     2,167,601        54,527       10.06
                                                     ----------                                ----------
Non-interest earning cash.........         38,524                                    11,350
Allowance for loan losses.........        (25,889)                                  (16,515)
Investments in low-income
  housing tax credit interests ...        131,699                                    90,398
Investment in joint ventures......          1,056                                    63,637
Real estate owned, net............        171,952                                   112,227
Other assets......................        147,630                                   179,156
                                       ----------                                ----------
  Total assets....................    $ 3,106,489                               $ 2,607,854
                                       ==========                               ===========

AVERAGE LIABILITIES AND
  STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits..     $   32,907    $      356          4.33   $    24,699    $      227        3.68
Savings deposits..................          1,735            10          2.31         2,620            15        2.29
Certificates of deposit...........      1,790,973        27,479          6.14     1,964,020        29,652        6.04
                                       ----------    ----------                 -----------    ----------
  Total interest-bearing
    deposits .....................      1,825,615        27,845          6.10     1,991,339        29,894        6.00
Notes, debentures and other.......        230,453         6,752         11.72       225,573         6,715       11.91
Obligations outstanding under
  lines of credit.................        281,218         4,520          6.43            --            --          --
Securities sold under agreements..
  to repurchase ..................        114,633         1,639          5.72        20,934           272        5.20
Federal Home Loan Bank advances...          7,481           100          5.35        21,521           283        5.26
                                       ----------    ----------                 -----------    ----------
  Total interest-bearing
liabilities, interest expense.....      2,459,400        40,856          6.64     2,259,367        37,164        6.58
                                                     ----------                                ----------
Non-interest bearing deposits.....         23,536                                    15,543
Escrow deposits...................        111,094                                    71,713
Other liabilities.................         81,778                                    48,525
                                       ----------                               -----------
  Total liabilities...............      2,675,808                                 2,395,148
Stockholders' equity..............        430,681                                   212,706
                                       ----------                               -----------
  Total liabilities and
    stockholders' equity .........      3,106,489                               $ 2,607,854
                                       ==========                               ===========
Net interest income before
  provision for loan losses ......                   $   17,185                                $   17,363
                                                     ==========                                ==========
Net interest rate spread..........                                       2.15%                                   3.48%
Net interest margin...............                                       2.60%                                   3.20%
Ratio of interest-earning
  assets to interest-bearing
  liabilities.....................            107%                                       96%

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES                                   March 31,    December 31,
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                                    1998         1997
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)                                     (Unaudited)    (Audited)
                                                                              -----------   -----------
ASSETS
Cash and amounts due from depository institutions .........................   $    17,830   $    12,243
Interest bearing deposits .................................................        31,269       140,001
Federal funds sold and repurchase agreements ..............................       104,000            --
Securities available for sale, at market value ............................       650,200       476,796
Loans available for sale, at lower of cost or market ......................       493,106       177,041
Investment securities, net ................................................        61,314        13,295
Loan portfolio, net .......................................................       280,518       266,299
Discount loan portfolio, net ..............................................     1,171,623     1,434,176
Investments in low income housing tax credit interests ....................       118,964       128,614
Investment in joint ventures ..............................................         1,056         1,056
Real estate owned, net ....................................................       172,693       167,265
Investment in real estate .................................................        60,946        65,972
Premises and equipment, net ...............................................        22,568        21,542
Income taxes receivable ...................................................        19,422            --
Deferred tax asset ........................................................        48,261        45,148
Excess of purchase price over net assets acquired .........................        23,403        15,560
Principal, interest and dividends receivable ..............................        23,076        17,284
Escrow advances on loans ..................................................        48,214        47,888
Other assets ..............................................................        72,679        38,985
                                                                              -----------   -----------
                                                                              $ 3,421,142   $ 3,069,165
                                                                              ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES:
   Deposits ...............................................................   $ 1,933,594   $ 1,982,822
   Securities sold under agreements to repurchase .........................       168,419       108,250
   Obligations outstanding under lines of credit ..........................       441,671       118,304
   Notes, debentures and other interest bearing obligations ...............       226,812       226,975
   Accrued interest payable ...............................................        42,258        32,238
   Income taxes payable ...................................................            --         3,132
   Accrued expenses, payables and other liabilities .......................        34,695        51,709
                                                                              -----------   -----------
     Total liabilities ....................................................     2,847,449     2,523,430
                                                                              -----------   -----------
Company-obligated, mandatorily redeemable securities of subsidiary
    trust holding solely junior subordinated debentures of the Company ....       125,000       125,000
Minority interest .........................................................         1,381         1,043

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares
     issued and outstanding ...............................................            --            --
   Common stock, $.01 par value; 200,000,000 shares authorized; 60,708,735 and 60,565,835 shares issued and outstanding at March 31, 1998 and
     December 31, 1997, respectively ......................................           607           606
   Additional paid-in capital .............................................       164,865       164,751
   Retained earnings ......................................................       281,695       259,349
   Unrealized gain (loss) on securities available for sale, net of taxes ..           145        (5,014)
                                                                              -----------   -----------
     Total stockholders' equity ...........................................       447,312       419,692
                                                                              -----------   -----------
                                                                              $ 3,421,142   $ 3,069,165
                                                                              ===========   ===========

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
----------------------------------------------------------------------------------------------
For the three months ended March 31,                                  1998            1997
----------------------------------------------------------------  ------------    ------------
Interest income:
   Federal funds sold and repurchase agreements ...............   $      1,032    $      1,658
   Securities available for sale ..............................          3,962           8,173
   Securities held for trading ................................             --             248
   Loans available for sale ...................................          9,503           2,851
   Loans ......................................................          6,262          10,692
   Discount loans .............................................         36,797          30,224
   Investment securities and other ............................            485             681
                                                                  ------------    ------------
                                                                        58,041          54,527
                                                                  ------------    ------------
Interest expense:
   Deposits ...................................................         27,845          29,894
   Securities sold under agreements to repurchase .............          1,639             272
   Advances from the Federal Home Loan Bank ...................            100             283
   Obligations outstanding under lines of credit ..............          4,520              --
   Notes, debentures and other interest bearing obligations ...          6,752           6,715
                                                                  ------------    ------------
                                                                        40,856          37,164
                                                                  ------------    ------------
   Net interest income before provision for loan losses .......         17,185          17,363
Provision for loan losses .....................................          2,254           9,742
                                                                  ------------    ------------
   Net interest income after provision for loan losses ........         14,931           7,621
                                                                  ------------    ------------
Non-interest income:
   Servicing fees and other charges ...........................          9,772           5,236
   Gains on sales of interest earning assets, net .............         28,737          16,778
   Gain (loss) on real estate owned, net ......................          1,026            (794)
   Other income ...............................................          5,871             131
                                                                  ------------    ------------
                                                                        45,406          21,351
                                                                  ------------    ------------
Non-interest expense:
   Compensation and employee benefits .........................         21,482          14,923
   Occupancy and equipment ....................................          6,457           2,829
   Net operating loss on investments in real estate and certain
     low-income housing tax credit interests ..................          1,246           1,093
   Other operating expenses ...................................          4,868           3,852
                                                                  ------------    ------------
                                                                        34,053          22,697
                                                                  ------------    ------------
Distributions on Company-obligated, mandatorily
  redeemable securities of subsidiary trust holding solely
  junior subordinated debentures of the Company ...............          3,398              --

Equity in earnings of investment in joint ventures ............             --          14,372
                                                                  ------------    ------------

   Income before income taxes .................................         22,886          20,647
Income tax expense ............................................           (573)         (3,606)
Minority interest in net loss of consolidated subsidiary ......             33              --
                                                                  ------------    ------------
   Net income .................................................   $     22,346    $     17,041
                                                                  ============    ============

Earnings per share:
   Basic ......................................................   $       0.37    $       0.32
                                                                  ============    ============
   Diluted ....................................................   $       0.36    $       0.31
                                                                  ============    ============

Weighted average common shares outstanding:
   Basic ......................................................     60,708,735      53,599,006
                                                                  ============    ============
   Diluted ....................................................     61,542,122      54,146,732
                                                                  ============    ============

                                              14